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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT


                        1)  SanDisk KK
                        2)  SanDisk GMBH
                        3)  SanDisk Israel
                        4)  SanDisk Hong Kong
                        5)  SanDisk International Sales, Inc.
                        6)  SanDisk Foreign Sales Corporation
                        7)  SanDisk Global, Ltd.